Exhibit 23
AMERICAN FINANCIAL GROUP, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of American Financial Group, Inc. of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of American Financial Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

Registration
Form	Number	Description
S-8	33-58825	Stock Option Plan
S-8	33-58827	Employee Stock Purchase Plan
S-3	333-102567	Dividend Reinvestment Plan
S-8	333-117062	Non-employee Directors Compensation Plan
S-8	333-184913	Non-employee Directors Compensation Plan
S-8	333-14935	Retirement and Savings Plan
S-8	333-91945	Deferred Compensation Plan
S-8	333-125304	2005 Stock Incentive Plan
S-8	333-170343	2005 Stock Incentive Plan
S-8	333-184914	2005 Stock Incentive Plan
S-3	333-179867	Shelf Registration — Debt and Equity Securities
S-8	333-176192	2011 Equity Bonus Plan (formerly known as the 2011 Co-CEO Equity Bonus Plan)
S-8	333-184915	2011 Equity Bonus Plan (formerly known as the 2011 Co-CEO Equity Bonus Plan)

/s/ ERNST & YOUNG LLP
Cincinnati, Ohio
February 28, 2013

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